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                                                                 Exhibit 10.6.2

                           AMENDMENT TO OFFICE LEASE

     This Amendment, dated for reference purposes only, April 10, 1997, is made by and between MENLO STATION DEVELOPMENT, a general partnership (herein "Landlord"), and BE INCORPORATED, (herein "Tenant").

     WHEREAS, the parties hereto have executed an Office Lease dated June 10, 1994 (herein "Lease") whereby Landlord leased to Tenant the third floor of the building commonly known as 800 E1 Camino Real, Menlo Park, San Mateo County, California; and

     WHEREAS, said Lease was amended by a letter agreement dated December 18, 1995; and

     WHEREAS, pursuant to the terms of said Lease, as amended, the term expires on July 31, 1997; and

     WHEREAS, Tenant desires to extend the term of said Lease and add additional space and Landlord is agreeable to same;

     NOW THEREFORE, the parties hereto hereby agree as follows:


     1. Effective on the "Delivery Date" as said term is defined herein, the Premises shall include the entire fourth floor of .approximately Nine Thousand Nine Hundred (9,900) square feet of the building commonly known as 800 E1 Camino Real, Menlo Park, San Mateo County, California. Therefore, effective on the Delivery Date, the total rentable square feet of the Premises will be Twenty Thousand Five Hundred Seventy Five (20,575) square feet.

2. The Delivery Date shall be the date that Landlord delivers possession of the fourth floor to Tenant, which Delivery Date is estimated to be between November 1, 1997 and February 28, 1998. Notwithstanding the above, if for any reason Landlord cannot deliver possession of the fourth floor to Tenant on or before February 28, 1998, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Amendment or the obligations of Tenant hereunder but in such case Tenant shall not be obligated to pay rent on the fourth floor until possession is delivered to Tenant.

3. The extended term of the Lease with respect to the third floor shall be extended, effective August 1, 1997 to the Delivery Date. Thereafter, the term of this Lease shall be for a period of 48 months, (plus the partial month, if any, immediately following the Delivery Date), commencing upon the Delivery Date and expiring (unless sooner terminated, at 11:59 PM on the last day of the Forty Eighth (48th) full calendar month thereafter.

4. Tenant shall pay to Landlord as minimum base rent for the Premises the sum of Twenty Nine Thousand Seven Hundred Eighty Three and 25/100 Dollars ($29,783.25) per month commencing August 1, 1997 through the Delivery Date. Commencing on the Delivery Date, Tenant shall pay to Landlord as minimum base rent for the Premises (which on the Delivery Date includes the fourth floor), the sum of Fifty Seven Thousand Four Hundred Four

                                      1.
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and 25/100 Dollars ($57,404.25) per month through the end of the twelfth (12th)
full calendar month following the Delivery Date. Rent for any period that is less than one (1) month shall be prorated on the basis of a 30 day month.

     The minimum base rent for each succeeding twelve month period shall be as follows:

     Months                            Monthly Base Rent
     ------                            -----------------
     13-24                               $58,433.00
     25-36                               $59,461.75
     37-48                               $60,490.50
     49-60                               $61,519.25


     It is agreed that with the addition of the fourth floor, Tenant's proportionate share of the Direct Expenses will be 51.44% of the total. Tenant therefore agrees to pay as additional rent its proportionate share of the Direct Expenses as set forth in paragraph 6 (b) of the Lease beginning on the Delivery Date.

     5. On or before the Delivery Date, Tenant shall increase the security deposit to a total of Fifty Seven Thousand Four Hundred . Four and 25/100 Dollars ($57,404.25).

     6. Landlord shall deliver the fourth floor of the Premises to Tenant on the Delivery Date in a "broom clean" condition with the wall touched up with paint as necessary, carpet cleaned, and all building systems in good working order and condition.

     7. Landlord shall be responsible for compliance with the Americans with Disability Act requirements unless Tenant triggers the requirements by applying for permits for any alterations to the Premises.

     8. As of the Delivery Date, Tenant shall have the right to install a building standard sign on the building monument at Tenant's sole cost and expense in the area currently used by VeriFone/EIT.

     9. At any time after November 1, 1997, through the Delivery Date, Tenant shall have the right, on 30 days written notice, to lease Suite 210 in the building commonly known as 800 E1 Camino Real, Menlo Park, San Mateo County, California at a minimum monthly rent of Four Thousand Four Hundred Twenty Four and 94/100 Dollars ($4,424.94) on an "As Is" basis provided Tenant pays for the following costs:

          a. The costs of installing a temporary demising wall between Suite 210 and 200.

          b.  The costs of changing the locks to Suite 210.

          c. The cost of moving VeriFone employees and equipment, including, but not limited, the cost of uninstalling equipment and phone lines out of Suite 210 and reinstalling the same in Suite 200.

                                      2.
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     Tenant shall also pay its proportionate share of the Direct Expenses for
Suite 210 pursuant to the provisions of paragraph 6 (b) of the Lease. It is agreed that Tenant's proportionate share of the Direct Expenses for Suite 210 is 3.97% of the total.

     10. Except as set forth herein, the remaining terms of the Lease, as previously amended, are hereby ratified and confirmed.

     The parties hereto have executed this Amendment to Office Lease and on the dates specified immediately adjacent to their respective signatures.


LANDLORD:

MENLO STATION DEVELOPMENT, a general partnership
By THE CORTANA CORPORATION,
     Managing General Partner


     By  /s/ David A. Wollenberg               Date  4/18/97
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        David A. Wollenberg, President


TENANT

BE INCORPORATED


     By  /s/ Jean-Louis Gassee                 Date  4/10/97
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     By                                        Date
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